UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2005

MBNA AMERICA BANK, NATIONAL ASSOCIATION

ON BEHALF OF THE

MBNA MASTER CREDIT CARD TRUST II

(Issuer of the Collateral Certificate)

AND THE

MBNA CREDIT CARD MASTER NOTE TRUST

(Issuer of the MBNAseries notes)

(Exact Name of Registrant as Specified in Charter)

United States	333-104089	51-0331454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington, DE	19884-0781
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (800) 362-6255.

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events

ITEM 8.01. Other Events.

On June 30, 2005, Bank of America Corporation (“Bank of America”) and MBNA Corporation (the “Corporation”) announced they had signed an Agreement and Plan of Merger dated as of June 30, 2005 (the “Merger Agreement”). The Merger Agreement has been approved by the Boards of Directors of Bank of America and the Corporation and is subject to customary closing conditions, including regulatory and the Corporation stockholders’ approvals. Closing is expected in the fourth quarter of 2005.

MBNA America Bank, National Association (“MBNA”) is a principal wholly-owned subsidiary of the Corporation. MBNA is the seller and servicer of the MBNA Master Credit Card Trust II (“Master Trust II”) whose assets consist primarily of credit card receivables arising in a portfolio of consumer revolving credit card accounts. MBNA is also the originator of the MBNA Credit Card Master Note Trust whose primary asset is the collateral certificate, Series 2001-D, which represents an undivided interest in Master Trust II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 1, 2005

MBNA AMERICA BANK, NATIONAL ASSOCIATION, as originator of the MBNA Master Credit Card Trust II and MBNA Credit Card Master Note Trust and Co-Registrant and as Servicer on behalf of the MBNA Master Credit Card Trust II as Co-Registrant

By:	/s/ Elizabeth T. Kelly
Name: Elizabeth T. Kelly Title: Senior Vice President